INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Intellectual Property Security Agreement is entered into as of October 10, 2005 by and between Lawrence Lacerte ("Lender") and CITADEL SECURITY SOFTWARE, INC., a Delaware corporation ("Grantor").

                                    RECITALS
                                    --------

     A. Lender has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Lender and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement).

     B. Lender is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

     C. Pursuant to the terms of the Loan Agreement, Grantor has granted to Lender a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantor and Lender, Grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT
                                    ---------

     To secure its obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Lender and Grantor, Grantor grants and pledges to Lender a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed in the exhibits hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

     This security interest is granted in conjunction with the security interest granted to Lender under the Loan Agreement. The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Lender as a matter of law or equity. Each right, power and remedy of Lender provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Lender, of any or all other rights, powers or remedies.

     Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

     IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.


                                           GRANTOR:

Address of Grantor:                        CITADEL SECURITY SOFTWARE, INC.

5420 LBJ Freeway, Suite 1600               By: _________________________________
Dallas, Texas 75240
Attn: Richard Connelly                     Title: ______________________________


                                           LENDER:

Address of Lender:                         LAWRENCE LACERTE

Lawrence Lacerte                           _____________________________________
5950 Sherry Lane, Suite 900                Lawrence Lacerte
Dallas, Texas 75225
FAX: (214) 346-7081

                                    EXHIBIT A
                                    ---------

                                   Copyrights


                                             Registration  Registration
Description                                     Number        Date
-----------                                  ------------  ------------

                                    EXHIBIT B
                                    ---------

                                     Patents


                                             Registration/  Registration/
                                             Application     Application
Description                                     Number          Date
-----------                                  -------------  -------------

                                    EXHIBIT C
                                    ---------

                                   Trademarks


                                             Registration/  Registration/
                                             Application     Application
Description                                     Number          Date
-----------                                  -------------  -------------